Exhibit 10.32

AMENDMENT NO. 1 TO
Transition Agreement
This Amendment No. 1 to Transition Agreement (“Amendment”) is between Patterson Companies, Inc., on behalf of itself, its affiliated and related entities, and any of their respective direct or indirect subsidiaries (collectively referred to herein as “Patterson”), and Ann B. Gugino (referred to herein as “Employee”) (Patterson and Employee are collectively referred to herein as “Parties”).
WHEREAS, the Parties previously entered into a Transition Agreement, dated March 1, 2018 (the “Agreement”), pursuant to which, among other things, it was agreed that Employee’s employment with Patterson as Special Advisor would end effective July 31, 2018; and
WHEREAS, Employee has requested that the Separation Date be accelerated to May 25, 2018;
NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed by and between the Parties as follows:

1.	The references to “July 31, 2018” set forth in Section I.B. of the Agreement and Section 1.A. of Exhibit A to the Agreement shall be amended and restated to read “May 25, 2018”.

2.
The references to “January 31, 2020” set forth in Sections II.J., III.D. and III.E. of the Agreement and Sections II.J., III.D. and III.E. of Exhibit A to the Agreement shall be amended and restated to read “November 30, 2019”.

3.	Any capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

4.	The Parties further agree that the remainder of the Agreement shall continue in full force and effect.
IN WITNESS WHEREOF, the Parties have executed this Amendment by their signatures below.
Dated: April 11, 2018                /s/ Ann B. Gugino
Ann B. Gugino

Dated: April 11, 2018                Patterson Companies, Inc.

By: /s/ Mark S. Walchirk                    Mark S. Walchirk
Chief Executive Officer